UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 18, 2017

The Travelers Companies, Inc.

(Exact name of registrant as specified in its charter)

Minnesota (State or other jurisdiction of incorporation)	001-10898 (Commission File Number)	41-0518860 (IRS Employer Identification No.)

485 Lexington Avenue New York, New York (Address of principal executive offices)	10017 (Zip Code)

(917) 778-6000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company                            ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.                Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)                                  On May 18, 2017, the shareholders of The Travelers Companies, Inc. (the “Company”) approved an amendment to The Travelers Companies, Inc. Amended and Restated 2014 Stock Incentive Plan (the “2014 Stock Incentive Plan”) at the Company’s annual meeting of shareholders.  The amendment increases the number of shares authorized for issuance under the 2014 Stock Incentive Plan by 2,500,000. The material terms of the 2014 Stock Incentive Plan, as amended, are described in the Company’s definitive proxy statement, dated March 31, 2017, under the heading “Item 5 — Amendment to The Travelers Companies, Inc. Amended and Restated 2014 Stock Incentive Plan”, which is incorporated herein by reference.

The 2014 Stock Incentive Plan, as amended, is filed as Exhibit 10.1 hereto.

Item 5.07.                Submission of Matters to a Vote of Security Holders.

The Company held its annual meeting of shareholders on May 18, 2017.  For more information on the following proposals submitted to shareholders, see the Company’s definitive proxy statement dated March 31, 2017.  Below are the final voting results.

Item 1 — Election of Directors

Name	Votes For	Votes Against	Votes Abstained	Broker Non-Votes
Alan L. Beller	211,456,568	2,319,026	362,638	33,219,140
John H. Dasburg	204,756,210	8,970,537	411,485	33,219,140
Janet M. Dolan	207,056,031	6,749,563	332,638	33,219,140
Kenneth M. Duberstein	206,289,595	7,501,349	347,288	33,219,140
Patricia L. Higgins	210,990,584	2,809,583	338,065	33,219,140
William J. Kane	213,007,882	764,443	365,907	33,219,140
Cleve L. Killingsworth Jr.	211,202,737	2,592,377	343,118	33,219,140
Philip T. Ruegger III	212,868,927	889,979	379,326	33,219,140
Todd C. Schermerhorn	212,732,377	1,040,279	365,576	33,219,140
Alan D. Schnitzer	211,881,442	1,936,653	320,137	33,219,140
Donald J. Shepard	210,907,660	2,866,349	364,223	33,219,140
Laurie J. Thomsen	209,637,714	4,175,572	324,946	33,219,140

Item 2 — Ratification of Independent Registered Public Accounting Firm

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
240,264,654	6,650,039	442,679	0

Item 3 — Non-Binding Vote on the Frequency of Future Votes on Executive Compensation

One Year	Two Years	Three Years	Votes Abstained	Broker Non-Votes
188,508,102	976,811	24,078,674	574,645	33,219,140

Based on the results of the vote, and consistent with the Board of Directors’ recommendation, the Board of Directors of the Company has determined that future non-binding votes of shareholders to approve the compensation of the named executive officers will be submitted annually to the Company’s shareholders until the next non-binding shareholder vote on the frequency of shareholder votes on executive compensation, or until the Board of Directors otherwise determines a different frequency for such non-binding votes.

Item 4 — Non-Binding Vote to Approve Executive Compensation

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
198,916,013	13,614,602	1,607,617	33,219,140

Item 5 — Amendment to The Travelers Companies, Inc. Amended and Restated 2014 Stock Incentive Plan

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
201,355,738	11,535,714	1,246,780	33,219,140

Item 6 — Shareholder Proposal Relating to Lobbying

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
78,455,277	131,544,974	4,137,981	33,219,140

Item 7 — Shareholder Proposal Relating to a Gender Pay Equity Report

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
38,301,812	171,073,195	4,763,225	33,219,140

Item 8 — Shareholder Proposal Relating to a Diversity Report

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
72,663,845	126,821,312	14,653,075	33,219,140

Item 9.01. Financial Statements and Exhibits.

(d)                       Exhibits.

Exhibit No.	Description

10.1	The Travelers Companies, Inc. Amended and Restated 2014 Stock Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 19, 2017	THE TRAVELERS COMPANIES, INC.

	By:	/s/ Kenneth F. Spence III
Name: Kenneth F. Spence III
Title: Executive Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

10.1	The Travelers Companies, Inc. Amended and Restated 2014 Stock Incentive Plan